Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-53753, 333-39159, 333-02979, 333-115014, 333-137985, 333-41840, 333-40468, 333-35744, 333-89086 and 333-179857) of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION of our report dated February 23, 2017 relating to the financial statements of Faiveley Transport, which appears in this Annual Report (Form 10-K) of Westinghouse Air Brake Technologies Corporation for the year ended December 31, 2016.
/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
February 27, 2017